Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2021 relating to the consolidated financial statements of AEye, Inc. (the “pre-combination AEye”) for the year ended December 31, 2020, appearing in Registration Statement No. 333-256058 on Form S-4 of AEye, Inc. (formerly CF Finance Acquisition Corp. III).

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

October 29, 2021